UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   December 31, 2004

Veritec, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-15133	95-3954373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Winnetka Avenue No., Golden Valley, MN		55427
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code  763-253-2670

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events and Required FD Disclosure

Effective December 31, 2004, The Matthews Group, LLC exercised its rights under certain promissory notes to convert the principal amount of the notes and all accrued, unpaid interest thereon into the registrant’s common stock.  As a result, the registrant authorized the issuance of 7,217,749 shares of its common stock to The Matthews Group, LLC.  In addition, as of December 31, 2004 The Matthews Group LLC elected to convert its remaining 75,000 shares of Series H Preferred Stock of the Company, acquired in connection with the 1999 bankruptcy reorganization of the Company, into common stock. As a result, The Matthews Group LLC will receive 750,000 shares of our common stock.  The Matthews Group, LLC is controlled by Van Thuy Tran, an officer and director of the registrant, and Lawrence J. Johanns.  As a result of these transactions, The Matthews Group, LLC, Mrs. Tran, and Mr. Johanns collectively beneficially own 63% of our issued and outstanding common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2005	By	/s/ Van Thuy Tran
Van Thuy Tran
	Its	Chief Executive Officer